Exhibit 99.1

ACCOMPLISHED GLOBAL PHARMACEUTICAL EXECUTIVE, FEDERICO SEGHI RECLI, APPOINTED TO TITAN’S BOARD

SOUTH SAN FRANCISCO, CA – May 14, 2018 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP), a company developing proprietary therapeutics for the treatment of select chronic diseases utilizing its ProNeura™ long-term, continuous drug delivery technology, today announced the appointment of Federico Seghi Recli to its Board of Directors.

An executive with over 24 years of leadership experience within the pharmaceutical industry, Mr. Seghi Recli has served in a number of executive positions with L. Molteni & C. dei F. lli Alitti Società di Esercizio S.p.A., which, in March 2018, acquired European Probuphine® intellectual property from Titan and expects to commercialize the product in Europe and other select territories following regulatory approvals. In his most recent role as Chief Executive Officer, he led Molteni’s successful transformation into a specialty pharmaceutical company focused on launching and commercializing innovative pharmaceutical products for the treatment of pain and addiction. Today, Molteni operates both directly and through its network of specialized partners in more than 30 countries and is a preferred and qualified partner of international organizations and non-governmental organizations such as UNICEF, UNDP and the IDA Foundation and Global Fund. Mr. Seghi Recli’s career experience also includes senior roles with Merck S.p.A, including President and CEO from 2002 until 2005.

“We are very pleased to welcome Federico to our Board,” said Titan’s Executive Chairman, Dr. Marc Rubin. “Our many interactions with Federico, both during and following his tenure as Molteni’s CEO, have made clear the strong commitment that he and Molteni have to Probuphine and Titan. Titan continues to have discussions with Braeburn to regain control of the U.S. rights to Probuphine while also making initial preparations to target select market segments and potentially participate as a commercial-stage company if we are successful. We are also working closely with Molteni to support the commercialization of Probuphine beyond the United States pending European Medicines Agency approval of our Marketing Authorization Application. Federico’s expertise and many longstanding industry relationships will be of significant benefit to Titan and its shareholders on both of these important fronts.”

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is developing proprietary therapeutics primarily for the treatment of select chronic diseases. The company's lead product is Probuphine®, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Probuphine employs Titan's proprietary drug delivery system ProNeura™, which is capable of delivering sustained, consistent levels of medication for three months or longer. Approved by the U.S. Food and Drug Administration in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle,

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com